UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019 (May 24, 2019)

Infinity Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-17204	20-3126427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11900 College Blvd., Suite 310, Overland Park, KS 66210

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (913) 948-9512

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Current Report on Form 8-K/A is being filed by Infinity Energy Resources, Inc. (the “Company”) to amend and restate the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on May 24, 2019 (the “Original Form 8-K”), and to disclose that the Company and Hudson Bay Master Fund, Ltd. (the “Investor”) entered into an amendment to the Exchange Agreement, dated May 23, 2019, between the Company and the Investor (the “Exchange Agreement”).

Item 1.01.	Entry into a Material Definitive Agreement.

As reported in the Original Form 8-K, effective May 23, 2019, the Company and the Investor entered into an Exchange Agreement and a Side-Letter Agreement (as defined below) that resolved issues that had arisen related to the private placement of a $12.0 million principal amount secured convertible note (the “Convertible Note”) and a warrant (the “Warrant”) to purchase 1,800,000 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) in May 2015 (the “May 2015 Private Placement”).

The specific issues addressed by the agreements were related to an Investor Optional Offset elected by the Investor pursuant to a secured promissory note with an aggregate initial principal amount of $9,550,000 issued by the Investor to the Company (the “Investor Note”). On May 4, 2017, the Investor notified the Company that it elected to effect an Investor Optional Offset under Section 7(a) of the Investor Note of the full $9,490,000 principal amount outstanding under the Investor Note against $9,490,000 in aggregate principal outstanding under the Convertible Note. It did so by surrendering and concurrently cancelling $9,490,000 in aggregate principal of the Convertible Note in exchange for the satisfaction in full and cancellation of the Investor Note. The Convertible Note had an aggregate outstanding principal balance of $11,687,231 as of the date of the exchange. The Investor requested the Company to deliver a new convertible note (the “Replacement Note”) with respect to the remaining principal balance of $2,197,231 to replace the Convertible Note. The aggregate outstanding principal balance of $11,687,231 of the Convertible Note included an approximate $2.0 million original issue discount; however, the Investor funded only $510,000 under the Investor Note. The Company had recorded the fair value of the Replacement Note assuming that the remaining par value was $2,197,231 as asserted by the Investor. The Replacement Note provided for a maturity date of May 7, 2018, a conversion price of $0.50 per share and was due in monthly installment payments through May 2018 either in cash or stock, among other terms. The Company did not repay the Replacement Note at its maturity and it was therefore in technical default. The Replacement Note was to be secured to the same extent as the Convertible Note. The Company and the Investor have negotiated a resolution of these outstanding matters regarding the default status and the issuance of the Replacement Note under the terms of the financing.

On May 23, 2019, the Company and the Investor agreed to an omnibus resolution to these outstanding matters and entered into the Exchange Agreement and Side-Letter Agreement as described below:

Exchange Agreement: Under the Exchange Agreement, the Investor exchanged all of its rights under the original securities issued in the May 2015 Private Placement (the “Original Securities”), including: (i) the Convertible Note, subject to the Optional Offset (as defined in the Investor Note), with a current balance of $2,197,231.00, (ii) the related accrued interest under the Convertible Note, with a balance of $26,107.52 as of March 31, 2019, (iii) the Warrant, (iv) the Security and Pledge Agreement entered into by the Company and the Investor in connection with the May 2015 Private Placement, (v) the Guaranty made in favor of the Investor in connection with the May 2015 Private Placement, and (vi) the Registration Rights Agreement entered into by the Company and the Investor in connection with the May 2015 Private Placement, for 770,485 fully paid and nonassessable shares of Common Stock and certain rights (the “Rights”) to acquire additional securities in the future, which may be exercised for additional shares of Common Stock.

Upon consummation of the exchange transactions described above, the Investor no longer owns any of the Original Securities, including any rights thereunder, and the Company cancelled the certificate(s) and other physical documentation evidencing the Investor’s ownership of the Original Securities.

Side-letter Agreement: Concurrent with the Exchange Agreement, the Company and the Investor also entered into a letter agreement, dated May 23, 2019 (the “Side-Letter Agreement”). The Side-Letter Agreement provides that on November 23, 2019, the Company will, if required under the Side-letter Agreement, issue additional shares of Common Stock to the Investor based on an increase in the Number of Fully-Diluted Shares Outstanding (as defined below) of the Company from the execution date of the Exchange Agreement to the six-month anniversary of the Exchange Agreement (the “True-Up Shares”). The issuance of the True-Up Shares, if any, shall provide the Investor with Rights to acquire additional Right Shares (as defined in the Exchange Agreement) to be calculated according to the following formula:

●	A-B= aggregate number of Right Shares
●	A = 9.99% of shares of Common Stock outstanding on such six-month anniversary (calculated based on the Number of Fully-Diluted Shares Outstanding (as defined below))
●	B = The shares of Common Stock Issued to the Investor contemporaneously with the Exchange Agreement

For the purposes of the Side-Letter Agreement, “Number of Fully-Diluted Shares Outstanding” means, as of any time of determination, the sum of (i) the aggregate number of issued and outstanding shares of Common Stock as of such time of determination, (ii) the aggregate maximum number of shares of Common Stock issuable on an as-converted and as-exchanged basis, as applicable (excluding any exercise of warrants to purchase Common Stock), pursuant to all capital stock and all other securities of the Company or any of its subsidiaries (excluding any warrants to purchase Common Stock and all Rights issued pursuant to the Exchange Agreement) outstanding as of such time of determination (or issuable pursuant to agreements in effect as of such time) that are at any time and under any circumstances (after issuance thereof, if applicable), directly or indirectly, convertible into or exchangeable for, or which otherwise entitles the holder thereof to acquire, Common Stock (assuming, for such purpose, that each such security is convertible or exchangeable, as applicable, at the lowest price per share for which one share of Common Stock is at any time, directly or indirectly, issuable upon the conversion or exchange, as applicable, of any such security and without regards to any limitations on conversion or exchange applicable thereto), and (iii) without duplication with clause (ii) above, the aggregate maximum number of shares of Common Stock issuable pursuant to any agreement (excluding any warrants to purchase Common Stock and all Rights issued pursuant to the Exchange Agreement) of any person with the Company or any of its subsidiaries in effect as of such time of determination (assuming, for such purpose, that the shares of Common Stock, directly or indirectly, issued pursuant to such agreement is issued at the lowest price per share for which one share of Common Stock is at any time, directly or indirectly, issuable pursuant to such agreement).

Notwithstanding the foregoing, if any warrants to purchase Common Stock are outstanding (or issuable upon conversion or exchange of securities outstanding) as of such six-month anniversary (each, an “Outstanding Warrant”), on such six-month anniversary, the Company shall issue the Investor an additional Right to acquire a warrant (the “New Warrant”) exercisable for up to 9.99% of the shares of Common Stock issuable upon exercise of all Outstanding Warrants as of such six-month anniversary (the “New Warrant Shares”). The New Warrant Shares shall be of like tenor to the Outstanding Warrants.

Pursuant to the Side-Letter Agreement, the Company also agreed that from the execution date of the Exchange Agreement until twelve (12) months from such date , the Company will not raise capital at a price that is below $0.10 per share of Common Stock (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) without the Investor’s consent.

On May 30, 2019, the Company and the Investor entered into Amendment No. 1 to Exchange Agreement (the “Amendment”). Following execution of the Exchange Agreement on May 23, 2019, the Company and the Investor became aware of an inadvertent error regarding the number of shares of Common Stock to be issued to the Investor pursuant to the Exchange Agreement. The Company and the Investor agreed to amend the Exchange Agreement so it reflects the correct number of shares of Common Stock to be issued and to ensure that the Investor does not beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately following the effective date of the Exchange Agreement. Pursuant to the Amendment, the Company and the Investor agreed that the number of shares of Common Stock to be issued to the Investor would be an aggregate of 605,816 shares, instead of the 770,485 shares stated in the Exchange Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K/A is hereby incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Form 8-K/A is hereby incorporated by reference into this Item 3.02. The Common Stock and the Rights issued in exchange for the Original Securities were issued in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.65	Amendment No. 1 to Exchange Agreement, dated May as of 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2019

Infinity Energy Resources, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer